UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: August 28, 2023

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27275	04-3432319
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Broadway

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	AKAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 30, 2023, Akamai Technologies, Inc. (“Akamai”) issued an additional $165,000,000 in aggregate principal amount of its 1.125% Convertible Senior Notes due February 15, 2029 (the “Notes”) pursuant to the exercise in full of the option to purchase additional Notes granted to the initial purchasers in Akamai’s previously announced private offering of $1,100,000,000 in aggregate principal amount of Notes to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The additional Notes were sold on the same terms in all respects as the Notes previously issued on August 18, 2023. Following the issuance of the additional Notes, Akamai has issued a total of $1,265,000,000 in aggregate principal amount of Notes. On August 28, 2023, in connection with the exercise by the initial purchasers of their option to purchase additional Notes, Akamai also entered into additional convertible note hedge transactions and additional warrant transactions with an affiliate of one of the initial purchasers and other financial institutions.

The information provided under this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Aaron S. Ahola
	Name:	Aaron S. Ahola
Date: August 30, 2023	Title:	Executive Vice President, General Counsel and Corporate Secretary